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         [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL APPEARS HERE]






                                 May 20, 1996



The Underwriters, as defined below
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

          We have acted as special counsel to MCI Communications Corporation, a Delaware corporation ("MCI"), and MCI Capital I, a statutory business trust organized under the laws of the State of Delaware, in connection with the Terms Agreement (the "Terms Agreement"), to be entered into among MCI, MCI Capital I, and the representatives of the Underwriters named in Schedule I thereto (the "Underwriters"), and the Underwriting Agreement Basic Provisions incorporated therein (the Terms Agreement and the Underwriting Agreement Basic Provisions, in the form filed as Exhibit 1.01 to the Registration Statement (as defined below), together, the "Underwriting Agreement"), relating to the issuance and sale by MCI Capital I of its Cumulative Quarterly Income Preferred Securities, Series A (the "Designated Securities"). The proceeds of the sale of the Designated Securities are to be invested in Junior Subordinated Deferrable Interest Debentures, Series A of MCI, which will be issued under the Junior Subordinated Indenture, between MCI and Wilmington Trust Company, as trustee, in the form filed as Exhibit 4.01 to the Registration Statement (as defined below), as supplemented by Supplemental Indenture No. 1, between MCI and Wilmington Trust Company, as trustee, in the form filed as Exhibit 4.13 to the Registration Statement (as defined below), (such Junior Subordinated Debenture and Supplemental Indenture No. 1, together, the "Indenture"). Certain capitalized terms which are used in this opinion without definition are used with the respective meanings given to them in the Underwriting Agreement.
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Kramer, Levin, Naftalis & Frankel

The Underwriters, as defined below
c/o Goldman, Sachs & Co.
May 20, 1996
Page 2




          We have also acted as special counsel to MCI and MCI Capital I in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (Registration No. 333-02593), as amended (the "Registration Statement"), including the Preliminary Prospectus, dated May 20, 1996, and the Preliminary Prospectus Supplement, dated May 20, 1996, relating to the issuance of the Designated Securities (such Preliminary Prospectus and Preliminary Prospectus Supplement, together the "Prospectus").

          Pursuant to Section 5(g) of the Underwriting Agreement, you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the documents referred to above (including exhibits thereto) and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. We have also assumed (i) the due execution and delivery of the Amended and Restated Trust Agreement of MCI Capital I in the form of Exhibit 4.10 to the Registration Statement (the "Trust Agreement"), that the Trust Agreement is valid and enforceable in accordance with its terms, and that MCI Capital I will at all times comply with the Delaware Business Trust Act and the terms of the Trust Agreement, and (ii) the due execution and delivery of the Indenture in the form of Exhibits 4.01 and 4.13 to the Registration Statement, that the Indenture is valid and enforceable in accordance with its terms, and that the parties thereto will at all times comply with the Trust Indenture Act of 1939, as amended, and the terms of the Indenture. Our opinion addresses only the United States federal income tax consequences to a person that acquires Designated Securities on their original issue at the original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source.

          Subject to the foregoing and the qualifications and limitations set forth herein, we hereby confirm that the statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Kramer, Levin, Naftalis & Frankel.

          This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No

Kramer, Levin, Naftalis & Frankel

The Underwriters, as defined below
c/o Goldman, Sachs & Co.
May 20, 1996
Page 3




assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

          This opinion is addressed solely to you and no other person may rely on it, provided, that we hereby consent to the filing of this opinion as an
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exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           KRAMER, LEVIN, NAFTALIS & FRANKEL